Exhibit 99.1

Intellinetics, Inc. Acquires CEO Imaging Systems, Inc.

Strengthens K-12 Market Penetration and Positions for Future Growth

COLUMBUS, Ohio, April 24, 2020 (GLOBE NEWSWIRE) – Intellinetics, Inc., (OTCQB: INLX) a cloud-based document solutions provider, announced it has acquired substantially all the assets of CEO Imaging Systems, Inc., doing business as CEO Image Systems, a document solutions company that specializes in the K-12 education market, as well as financial services and others. Located in Plymouth, MI, CEO Imaging Systems had $0.5 million in revenues (unaudited) in its most recent fiscal year, ended December 31, 2019.

The purchase of the CEO Imaging Systems business expands Intellinetics’ content management products and services to highly regulated, risk and compliance-intensive markets. The IntelliCloud™ solution suite can now be expanded to include the CEO Image Executive™ document management system, which integrates with leading scanning hardware and business applications to provide a comprehensive solution that solves the specific problems clients face. The combined reputation of Intellinetics and CEO Imaging Systems for industry knowledge and responsive in-house technical support is expected to measurably enhance customer satisfaction and customer loyalty.

Brad Lahr, President of CEO Imaging Systems, along with key support personnel, will be joining Intellinetics. Mr. Lahr stated, “We have been looking for a way to get to the next level for some time, and this opportunity to add our solutions and expertise to the Intellinetics portfolio is the right one to make this step-change happen. I very much look forward to the road ahead, which allows us to provide our customers with the best of both worlds.”

“We are excited to be working with Brad and his team,” stated James F. DeSocio, President & CEO of Intellinetics. “Their focus on customers matches our culture and, like with us, their customers tend to stick with them a long time. Their successes in the financial services niche, and especially the K-12 education market, are impressive, and together we will have a stronger footprint in these areas. Further, each of us has complementary solutions and utilities that we can share with the other’s customers to drive wins with those customers. We continue to be confident in our focus on the K-12 industry as a key market, and this purchase underscores that confidence. We believe that the acquisition of CEO Imaging Systems will be accretive and therefore add value to our investors just as it adds value to our collective customers.”

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based content services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. For additional information, please visit www.intellinetics.com.

About CEO Imaging Systems, Inc.

Since 1994, CEO Imaging Systems Inc., doing business as CEO Image Systems, has focused on one thing only - utilizing its knowledge and capabilities to enable its clients to transform their records and document content into the digital age. The CEO Image Executive document management system saves time, money, floor space, and streamlines archiving processes.

Cautionary Statement Regarding Intellinetics, Inc.

Statements in this press release which are not purely historical, including statements regarding future momentum and growth paths and strategies; synergies, enhancement of customer satisfaction and loyalty, and cross-selling opportunities with CEO Imaging Systems; the expected accretive nature and addition of value resulting from the acquisition of CEO Imaging Systems the attractiveness of the Company’s platform to future business and new revenues associated with any subsidiary, product, industry, market, initiative, or service; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with acquisitions generally and of CEO Imaging Systems specifically; the ability of CEO Imaging Systems to perform as expected by management; the impact of the acquisition of CEO Imaging Systems on the customers and other financial results of Intellinetics; the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com